EXHIBIT 3.4

                                 AMENDED BYLAWS

                                       OF

                                 SEMITOOL, INC.

                                 (July 7, 1997)

                                   ARTICLE I.

                                     Offices

         The principal office of the corporation in the State of Montana shall be located in the City of Kalispell, County of Flathead. The corporation may have such other offices, either within or without the State of Montana as the Board of Directors may designate or as the business of the corporation may require from time to time.

         The registered office of the corporation required by the Montana Business Corporation Act to be maintained in the State of Montana may be, but need not be, identical with the principal office in the State of Montana, and the registered agent and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II.

                                  Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held in the month of February, beginning with the year 1996, and at such date, and at such hour, and at such place as shall be determined by the Board of Directors, and such meeting shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the date designated by the action of the Board of Directors at the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special annual meeting of the shareholders as soon thereafter as conveniently may be and as determined by the Board of Directors in accordance with the statutes of the State of Montana.

         Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, Vice President, Secretary, or by the Board of Directors, or by the holders of not less than one-fourth of all shares entitled to vote at the meeting.

         Section 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Montana, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A Waiver of Notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Montana, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Montana.

         Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the Unites States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for a period of at least ten (10) days immediately preceding such meeting and not to exceed sixty (60) days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 6. Voting Right. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of the stockholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares entitled to vote at the meeting. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting from time to time until a quorum is present, at which time any business may be transacted that may have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 8. Voting of Shares. Subject to the provisions of Section 10 of this Article II, each outstanding share shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote, on each matter submitted to a vote at a meeting of shareholders. Neither treasury shares nor shares of its own stock held by the corporation in a fiduciary capacity nor shares held by another corporation if a majority of the shares entitled to vote for the election of director of such other corporation is held by the corporation shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of the trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         Section 10. Cumulative Voting. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares and fractional shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving a candidate as many votes as the number of such directors multiplied by the number of his shares including fractional shares shall equal, or by distributing such votes and fractional votes on the same principal among any number of candidates.

                                  ARTICLE III.

                               Board of Directors

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be six (6). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Montana or shareholders of the corporation.

         Section 3. Annual Meeting. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders.

         Section 3a. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time as shall be determined by the President or by resolution of the Board. No notice need be given of meetings held pursuant to the determination by the President or by resolution of the Board.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Montana, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. Notice. Notice of any Special Meeting shall be given at least two (2) days previously thereto by written notice delivered personally, mailed or faxed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice is given by fax, the notice shall be deemed to be delivered when the fax is sent to the fax number maintained in the records of the corporation for each director. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. The notice is not required to describe the purpose of the meeting.

         Section 6.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 7. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.

         Section 8. Compensation. By resolution of the Board of Directors, directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and non-employee directors may be paid an annual retainer plus a fixed sum for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.

                                    Officers

         Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents (the number, qualification and titles thereof to be determined by the Board of Directors from time to time), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers, assistant officers, and agents as may be necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.


         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders and the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 8. Treasurer. The Treasurer shall have charge and supervision and be responsible for all funds and securities of the corporation and shall have charge and supervision of the deposits of all monies due and payable to the corporation from any source whatsoever in such banks or depositories as shall be selected by the Board of Directors, and shall, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries shall exercise the duties of the Secretary and those duties incident to the office of the Secretary when the Secretary is absent or not available and such other duties as shall be assigned by the President or by the Board of Directors. The Assistant Treasurers shall perform those duties incident to the office of Treasurer and those assigned to the Treasurer in the absence or unavailability of the Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


                                   ARTICLE V.

                   Certificates for Shares and Their Transfer

         Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. The names and addresses of the persons to whom the shares represented thereby are issued, with the number of shares and dates of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         Section 3. Sale of Stock by a Stockholder. It is intended that this shall be a closed corporation and that by becoming holders of the common or voting stock of this corporation, each holder thereof agrees that he will not sell his stock in the open market or to the public without having first offered the same to the existing holders of the issued and outstanding stock of the corporation.

         In case any stockholder owning voting stock of this corporation shall decide to sell any or all of the shares of such stock owned by him, he shall file with the Secretary a written statement of the number of shares he desires to sell and price asked for same. The Secretary shall present said statement to the Board of Directors at a meeting called within five (5) days after such statement is received by him and the Board of Directors shall cause a notice in writing of such statement to be given to each shareholder of record. Each such shareholder shall have the right to purchase such number of shares of stock so offered for sale as the number of shares of voting stock owned by him bears to the number of such shares issued and outstanding; and in case that he desires to purchase such shares shall so signify such desire by filing with the Secretary a written statement within ten (10) days after mailing of the notice to him as above provided.

         Any holder of such common or voting stock not having filed such notice of his desire to purchase any of the said shares of stock shall, after the expiration of said ten-day period, lose his right to purchase the same, and the remaining shareholders may file a written statement as to their desire to purchase any of the said shares of stock offered for sale at any time within ten
(10) days after the expiration of said first ten-day period, and in case more than one such shareholder shall desire to purchase said stock, said stock shall be divided among them in proportion to the number of shares held by them. Should the corporation and the holders of the issued and outstanding stock of the corporation have entered into a stock purchase agreement or any agreement relating to the sale of the corporate stock of any of the stockholders, the provisions of such stock purchase agreement and the sale price of said stock as provided in said stock purchase agreement shall control over the terms and provisions of this Section 3.

                                   ARTICLE VI.

                                   Fiscal Year

         The fiscal year of the corporation shall begin on the 1st day of October and end on the 30th day of September in each year.

                                  ARTICLE VII.

                                    Dividends

         The Board of Directors may from time to time declare, and the corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                                  ARTICLE VIII.

                                      Seal

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal".

                                   ARTICLE IX.

                                Waiver of Notice

         Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these Bylaws or under the provisions of the Montana Business Corporation Act, a waiver therefor in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE X.

                            Action Without a Meeting

         Any action required to be taken at a meeting of the shareholders or directors of the corporation or any action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all the shareholders or directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same effect as a unanimous vote and may be stated in any articles or documents filed with the Secretary of State under the Montana Business Corporation Act.

                                   ARTICLE XI.

                                   Amendments

         These Amended Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.


         We, the undersigned, being all of the directors of SEMITOOL, INC., do hereby formally and regularly adopt, ratify and sign the foregoing Amended Bylaws as the Bylaws of this corporation for the guidance of the corporation and regulation of its business and as evidence of such adoption and ratification, we do hereby set our hands this 8th day of April, 1997.


/s/ R. Thompson                                 /s/ C. S. Robinson
------------------                              ------------------
Raymon F. Thompson                              C.S. Robinson

/s/ Daniel Eigeman                              /s/ Richard Dasen
------------------                              ------------------
Daniel Eigeman                                  Richard Dasen

/s/ Howard Bateman
------------------
Howard Bateman